Exhibit 99.1(a)(1)(D)
Form of Addendum
Addendum for [Name of Eligible Employee]

Offered
Eligible Option			Eligible Options	Eligible Options	Price Per	Total
Grant #	Grant Date	Exercise Price	Granted	Outstanding	Eligible Option	Offered Price